UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:
☒	Preliminary proxy statement
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

KID CASTLE EDUCATIONAL CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction: N.A.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

KID CASTLE EDUCATIONAL CORPORATION
8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996

●, 2007

Dear Shareholders:

You are cordially invited to attend the Kid Castle Educational Corporation Annual Meeting of Shareholders to be held at 9:00 a.m. (local time) on Friday July 27, 2007 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC. Directions to the Annual Meeting location map are included with this Notice of Annual Meeting and Proxy Statement.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Kid Castle Educational Corporation’s operations and respond to any questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date, and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

Very truly yours,

Min-Tan Yang
Chief Executive Officer and Director

KID CASTLE EDUCATIONAL CORPORATION
8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996
___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Friday, July 27, 2007
___________________

To the Shareholders:

The Annual Meeting of the Shareholders of Kid Castle Educational Corporation, a Florida corporation, will be held at 9:00 a.m. (local time) on Friday July 27, 2007 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC for the following purposes:

1.	To elect five directors to serve until the Annual Meeting of Shareholders for the 2007 fiscal year and until their respective successors are elected and qualified;

2.	To ratify the selection of Brock, Schechter & Polakoff, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and 2006; and

3.
To approve an amendment and restatement of our articles of incorporation that increases the number of authorized shares of our common stock from 25,000,000 shares to 50,000,000 shares and creates a class of “Blank Check” preferred stock consisting of 10,000,000 shares.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on June 28, 2007 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith. Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and 2006.

By order of the Board of Directors

Min-Tan Yang
Chief Executive Officer and Director
Taipei, Taiwan
●, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. GIVING THIS PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

KID CASTLE EDUCATIONAL CORPORATION
8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996

___________________

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
July 27, 2007
___________________

This Proxy Statement is furnished by the Board of Directors of Kid Castle Educational Corporation, a Florida corporation (the “Company” or “Kid Castle”), to the holders of common stock, no par value, of the Company (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for fiscal year 2006 (the “Annual Meeting”), to be held at 9.00am (local time) on Friday, July 27, 2007, at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC and at any adjournment thereof. Directions to the Annual Meeting location are provided at the end of this Proxy Statement.

SOLICITATION AND REVOCABILITY OF PROXIES

The Company will bear the cost of this solicitation of proxies, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners. In addition to the use of the mails, proxies may be solicited by officers and employees of the Company, without remuneration, by personal contact, telephone or facsimile. We are mailing the proxies, together with copies of this Proxy Statement, to shareholders of the Company on or about July 8, 2007.

Execution and return of the enclosed Proxy will not in any way affect your right to attend the Annual Meeting and to vote in person, and, even if you return the enclosed proxy, you may still revoke it before it is voted by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Your proxy, when executed and not revoked, will be voted in accordance with your instructions. In the absence of specific instructions, with your proxy will be voted by the individuals named in the proxy “FOR” the election as directors of those five nominees named in this Proxy Statement, “FOR” the proposal to ratify the appointment of Brock Schechter & Polakoff, LLP as independent public accountants for the Company, , “FOR” the proposed Amended and Restated Articles of Incorporation, and in accordance with their best judgment on all other matters that may properly come before the Annual Meeting.

VOTING SECURITIES AND QUORUM

Shareholders of record at the close of business on June 28, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. The Company had issued and outstanding 25,000,000 shares of Common Stock as of June 14, 2007, and there were no outstanding shares of any other class of stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon. For a discussion of the issued and outstanding shares, see “Security Ownership of Certain Beneficial Owners and Management”. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (defined below) will be counted as present for purposes of determining the presence of a quorum.

For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, shares held by shareholders who abstain from voting on a matter will be treated as being “present” and “entitled to vote” on the matter, and, therefore, an abstention (withholding a vote as to all matters) has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as “present” or “entitled to vote” on the matter, and, therefore, a broker non-vote or the withholding of a proxy’s authority will have no effect on the outcome of the vote on the matter. A “broker non-vote” refers to shares of Common Stock represented at the Annual Meeting in person or by proxy by a broker or nominee where such broker or nominee (1) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (2) the broker or nominee does not have discretionary voting power on such matter.

The enclosed form of proxy provides a method for you to withhold authority to vote for one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD AUTHORITY.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided. If you check the box marked “WITHHOLD AUTHORITY,” your shares will neither be voted for nor against a director but will be counted for quorum purposes. Proxies and ballots will be received and tabulated by Securities Transfer Corporation,, P.O. Box 701629, Dallas, TX 75370, the Company’s transfer agent.

The favorable vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of matters presented at the Annual Meeting, except that in the election of directors, the five individuals receiving the greatest number of votes will be deemed elected even though not receiving a majority.

The costs of soliciting this Proxy Statement will be borne by the Company.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Five directors, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, are to be elected at the Annual Meeting. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, the proxy holders have authority to cast votes for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

The following persons have been nominated by the Company’s Board of Directors to be elected as directors at the Annual Meeting:

Name	Age*	Title
Min-Tan Yang	41	Chief Executive Officer and Director
Suang-Yi Pai	46	Chairman, Director and Acting Chief Finance Officer
Chin-Chen Huang	39	President of Shanghai and Director
Ming-Tsung Shih	38	Director
Robert Theng	45	Director

* Age as at December 31, 2006

Information about the Nominees

Min-Tan Yang was elected by the Board of Directors to fill an existing vacancy and appointed chief executive officer on November 2, 2005. He has a master’s degree from the Department of Business Administration of Da-Yeh University. Mr. Yang has served as a director of Shanghai Taiwan Businessmen Elementary School in China since January 2005 and a director of Global International Education Ltd since July 2001. In 2002 Mr. Yang was appointed as the chairman of two of the Company’s schools in Taiwan. Currently he is the chairman of four of the Company’s schools.

Suang-Yi Pai was elected to replace Mr. Kuo An Wang as the chairman of the board on November 2, 2005. Mr. Pai has served as a director of the company since October 2002. Since 1998, Mr. Pai has served as the general manager of Chin Yi Fung Enterprises Co., Ltd., a privately held company engaged in the manufacture of sandals.

Chin -Chen Huang has served as a director of the Company since October 2002. Mrs. Huang has served as General Manager of Kid Castle Educational Software Development Company Limited from 1999 to the present. From 1997 to 1999, Mrs. Huang was an Assistant Manager of Kid Castle Enterprises. From 1999 to the present, Mrs. Huang has served as Senior Vice President of Kid Castle Internet Technology. From 2005 to the present, Mrs. Huang has served as the President of Shanghai Operations.

Ming-Tsung Shih has served as a director of the Company since 2003. Mr. Shih is a lecturer at Tunghai University and has been the Financial Manager of Sunspring Metal Corporation, a company that manufactures and sells hydrant fittings, since November 2003. From 2002 to 2003, Mr. Shih served as the Financial Manager of Chin Yi Fung Enterprises Co., Ltd., a privately held company engaged in the manufacture of sandals. Prior to that, Mr. Shih was the Audit Manager of T N Soong & Co., a member firm of Deloitte & Touche, from 1995 to 2002.

Robert Theng is currently an associate professor of Graduate Institute of Management, Da-Yeh University and an adjunct professor of School of Business, Lawrence Technological University, USA and Walton College, Canada. Mr. Theng received his Ph.D. in Industrial Engineering, from Mississippi State University, USA in 1996 and his Master’s of Business Administration from Meinders School of Business, Oklahoma City University, USA in 1992.

These directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company’s affairs.

None of the candidates is subject to (i) any material proceedings adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries or (ii) any other legal proceeding.

The Board of Directors recommends that shareholders vote “FOR” the nominees named in this Proxy Statement. The five individuals receiving the greatest number of votes will be deemed elected even if they do not receive a majority vote.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors held two meetings during 2006 and held two meetings with the Company’s auditors. During 2006, all directors attended at least 75 percent of the meetings of the Board of Directors. The Company’s Bylaws provides that the Board of Directors should meet annually for the election of the Company’s officers and hold regular meetings.

Committees

The Board of Directors does not have a standing audit committee, a standing nominating, or a compensation committee. Instead, the whole Board of Directors performs the functions of these committees. We do not have nominating and compensation committees because we feel that the entire Board of Directors can best perform this function

  Following the resignation of Yuanchau Liour as a member of the Board of Directors and the then-standing Audit Committee, effective as of April 12, 2005, the Board of Directors assumed and served as the Audit Committee of the Company. In such role, the Board of Directors is responsible for the general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with standards of business conduct and for discussing the audited financial statements with the company. While the entire Board of Directors served as the Company's Audit Committee and assumed responsibility for reviewing the Company's financial statements with the Company's auditors during the fiscal year ended December 31, 2006, the two independent directors, Messrs. Shih and Theng, had separate reviewing sessions with the Company's auditors to discuss and ensure the accuracy and reliability of the Company's financial statements in addition to those sessions conducted with the full Board of Directors.

Audit Committee Financial Expert

Board Member Ming-Tsung Shih qualifies as an audit committee financial expert according to the standard set forth in Regulation S-K, Item 407. The entire Board of Directors serves as the Company’s Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by writing a letter to the Board of Directors. The letter should detail items so desired to bring to the attention of the Board of Directors, in the event that the Board of Directors deem a reply is necessary and appropriate, it shall reply to the return address and recipient as nominated in letter received from the shareholder. The shareholder’s letter shall be addressed to the Board of Directors and be delivered by courier or registered post to Kid Castle Educational Corporation, 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC. Attention should be directed to the Investor Relations officer, Ms. Lily Huang.

REPORT OF THE BOARD OF DIRECTORS ON FINANCIAL AUDIT OBLIGATION

The Board of Directors assumed and served as the Audit Committee of the Company and is responsible for the general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with standards of business conduct. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Brock, Schechter & Polakoff LLP, acting as independent auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Board of Directors hereby reports as follows:

(1) The Board of Directors have reviewed and discussed the audited financial statements for fiscal years 2005 and 2006 with the Company’s management and with the independent auditors.

(2) The Board of Directors have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

(3) The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with Brock, Schechter & Polakoff, LLP the matter of that firm’s independence.

(4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Board of Directors have approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 8, 2007 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on June 14, 2007 with the Securities and Exchange Commission.

The Board of Directors

Min-Tan Yang
Suang-Yi Pai
Chin-Chen Huang
Ming-Tsung Shih
Robert Theng

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 14, 2007, the number and percentage of our 25,000,000 outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (v) each person who, to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class(2)
Suang-Yi Pai / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C .	4,841,377	19.37%

Min-Tang Yang / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C	9,165,538	36.66%

Chin-Chen Huang / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C	5,000	0.02%

Ming-Tsung, Shih / No. 29 Yongdong Street Yushun Villiage, Lukang Township Chang Hua, Taiwan, R.O.C	-	-

Robert Theng / 3 Ally 21 Ln 36 Chieh Shou S. Rd. Changhua 500, Taiwan, R.O.C.	-	-

All officers and directors as a Group (5 persons)	14,011,915	56.05%

(1) Unless otherwise indicated, the address of each person listed is 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan, Republic of China.
(2) Based on 25,000,000 shares of common stock outstanding as of June 14, 2007.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In late 2005, our company experienced financial difficulties and was incapable of generating cash flows sufficient to sustain our operations. At the time, our Board of Directors approached Messrs. Pai and Yang for financial aid and management support. Mr. Pai, a director of the Company, was elected Chairman on November 2, 2005 and subsequently procured short-term loans for the Company from two third parties, Olympic Well International Ltd. (“Olympic”) and Chen-Chen Shih, payable in three months in the amount of approximately U.S.$690,000 and $60,000 respectively, with a 7% annual interest rate. Mr. Yang, who was elected as a director of the Company on November 2, 2005, loaned us approximately U.S. $1.05 million with a 7% annual interest rate. As of July 31, 2006, the remaining debt owed by the Company to Olympic and Shih was assigned to Mr. Pai pursuant to Assignment Agreements dated as of August 1, 2006. On December 28, 2006, pursuant to the loan settlement and conversion agreement, the parties agreed to convert a portion of the loans to stock at a conversion price of $0.15 per share and to issue promissory notes for the remaining amount. The promissory notes are due in one year and have an annual interest rate of 7%. These transactions are summarized in the following table:

	Outstanding Principal as of 12/28/2006 (US$)	Amount of Residual Promissory Note (US$)	Promissory Note Due Date	Promissory Note Interest Rate	Principal converted to Common Stock (US$0.15/ share)	Shares of Common Stock
Pai	407,725	107,680	12/27/2007	7%	300,045	2,000,297
Yang	840,789	240,789	12/27/2007	7%	600,000	4,000,000

Change in Control

Although there is no agreement, written or informal, between Messrs. Pai and Yang to act in concert with respect to exercising ownership of their shares of our stock, Messrs Pai and Yang may be considered a “syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer” within the meaning of Section 13(d)(3) of the Exchange Act. Messrs. Pai and Young may be deemed to have indirect control or shared voting power of stock held by their immediate family members. Mr. Pai’s wife and children hold a total of 1,574,040 shares of our stock, and Mr. Yang’s wife holds 500,000 shares. Consequently, the issuance of stock to Messrs. Pai and Yang as described may constitute a change in control of the Company. Messrs. Pai and Yang’s combined ownership of the outstanding stock of the company, when combined with stock held by their immediate family members, increased from 42.11% before the conversion described in Item 1.01 to 56.05% following the conversion. For further detail please see the Company’s report on Form 8-K/A filed with the SEC on January 24, 2007.

Policies and Procedures for Related Party Transactions

The Company recognizes that Related Person Transactions (defined as transactions, arrangements or relationships in which the Company was, is or will be a participant and the amount involved exceeds $10,000, and in which any Related Person (defined below) had, has or will have a direct or indirect interest) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify Related Person Transactions only when the Board of Directors determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

“Related Person” is defined as follows:

1.	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.
any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Directors and executive officers are required to submit to the Board of Directors, acting in its role as audit committee, a list of immediate family members and a description of any current or proposed Related Person Transactions on an annual basis and provide updates during the year.

In its review of any Related Person Transactions, the Board of Directors must consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Board of Directors may participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Board of Directors will approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors will convey the decision to the Chief Executive Officer or the Chief Financial Officer, who will convey the decision to the appropriate persons within the Company.

Director Independence

Based on the definition of “independent director” contained American Stock Exchange, Inc. Company Guide, which is the standard the Company has chosen to report under, Messrs. Shih and Theng are “independent directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Interlocks and Insider Participation

As the Board of Directors does not have a Compensation Committee, the independent directors of the Board oversee the Company’s executive compensation program. In this capacity, the individual directors review compensation levels of executive officers, evaluate performance of executive officers, and consider management succession and related matters. At times, the non-independent directors, excluding Mr. Yang, the Company’s chief executive officer, have participated in discussions involving Mr. Yang’s compensation. The Board of Directors, excluding Mr. Yang, believes that Mr. Yang’s salary is consistent with the Company’s performance and comparable to similarly executives. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Elements to Executive Compensation

The Company’s executive compensation program is designed to attract and retain executives responsible for the Company’s long-term success, to reward executives for achieving both financial and strategic company goals and to provide a compensation package that recognizes individual contributions as well as overall business results. The Company’s executive compensation program also takes into account the compensation practices of companies with whom Kid Castle competes for executive talent.

The two key components of the Company’s executive compensation program are base salary and variable incentive compensation. Overall compensation is intended to be competitive for comparable positions at the peer companies.

Objectives. The objectives of the Company's executive compensation policies are to attract and retain highly qualified executives by designing the total compensation package to be in line with our competitive reference points; to motivate executives to provide excellent leadership and achieve Company goals by providing incentives to the achievement of specific annual goals; to align the interests of executives, employees, and stockholders by establishing cohesive management, financial, operation and marketing goals that reflect the Company's strategic growth plan; and to provide executives with reasonable security, through retirement plans and performance-based incentives that motivate them to continue employment with the Company and achieve goals that will make the Company thrive and remain competitive in the long run.

Competitive Reference Points. To ensure that its overall compensation is competitive, the Company periodically reviews executive compensation for a range of other companies that may include:

Linkage between compensation programs and Company objective and values. We link executive compensation closely with the Company objectives, which include employee engagement, operational excellence, cost management and profitability. Executives' annual performance evaluations are based in part on their achievement of specific goals as established by the Board of the Company.

The roles of various elements of compensation. Executive compensation includes base salary, other annual compensation granted under the non-contributory defined benefit retirement plan. Collectively, the Board's objective is to ensure a total pay package that is in line with the executive's competitive reference points.

Governance practices concerning compensation. The Board of Directors supervises many of the procedures that the Board follows to ensure good governance. These include setting CEO salary and reviewing and approving elected vice president salaries, setting annual goals for the Company, reviewing proposals for stock incentive plans, exercising fiduciary responsibilities over retirement plans, overseeing management development and succession planning, and keeping adequate records of its activities.

Base Salary

Each executive’s base salary is initially determined with reference to competitive pay practices and is dependent upon the executive’s level of responsibility and experience. The Board uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Board’s subjective assessment of individual performance, as well as the factors discussed above. In light of the financial distress of the Company in 2005, Mr. Pai and Yang volunteered to receive no salary payments from the Company. In 2006, Mr. Pai and Mr. Yang were awarded $18,190 and $18,509 annual salary packages, respectively.

Variable Incentive Compensation

In past years the company has paid variable incentive compensation to its executives, however, due to the Company’s overall performance in 2006, the Company’s executive officers were not awarded bonuses.

Summary Compensation Table

The following table sets forth information about the compensation paid or accrued by the Company to the Company’s chief executive officer and the three most highly compensated executive officers, or named officers, for the last three completed fiscal years:

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compen-sation
		Salary (US$)	Bonus (US$)	Other Annual Compen-sation (US$)	Awards		Payouts
					Restricted Stock Awards	Securities Under-Lying Options/ SARs (#)	LTIP Payouts (U.S. $)
Min-Tan Yang Chief Executive Officer	2006	18,509	-	-	-	-	-	-
Suang-Yi Pai Chief Financial Officer and Secretary	2006	18,190	-	-	-	-	-	-
Chin-Chen Huang President of Shanghai Operation	2006	70,565	-	3,746(i)	-	-	-	-

(i)Estimated annual retirement benefits of Mrs. Huang under the Company’s non-contributory defined benefit retirement plan, includes health, accident, and labor insurance premiums in the aggregate amount of $2,160, accrued retirement benefits under the Company’s non-contributory defined benefit retirement plan in the amount of $1,586.

Stock Option Grants in the Last Fiscal Year; Exercises of Stock Options

There were no grants of stock options during the fiscal year ended December 31, 2006. The Company has never granted any stock options.

Pension Plans

The Group maintains tax-qualified defined contribution and benefit retirement plan for its employees in accordance with ROC Labor Standard Law. As a result, the Group currently maintains two different retirement plans with contribution and benefit calculation formulas. On July 1, 2005, the Bureau of National Health Insurance issued New Labor Retirement pension regulations in Taiwan. The Group has defined the new contribution retirement plan (the ‘New Plan”) covering all regular employees in KCIT, and KCIT contributes monthly an amount equal to 6% of its employees’ basic salaries and wages to the Bureau of National Health Insurance. The Group still maintains the benefit retirement plan (the “Old Plan”), which commenced in September 2003 and only applies to the employees of KCIT who were employed before June 30, 2005, and KCIT contributes monthly an amount equal to 2% of its employees’ total salaries and wages to an independent retirement trust fund deposited with the Central Trust of China in accordance with the ROC Labor Standards Law in Taiwan. The retirement fund is not included in the Group’s financial statements. Net periodic pension cost is based on annual actuarial valuations which use the projected unit credit cost method of calculation and is charged to the consolidated statement of operations on a systematic basis over the average remaining service lives of current employees. Contribution amounts are determined in accordance with the advice of professionally qualified actuaries in Taiwan. Under the plan, the employees are entitled to receive retirement benefits upon retirement in the manner stipulated by the relevant labor laws in Taiwan. The benefits under the plan are based on various factors such as years of service and the final base salary preceding retirement.

PENSION BENEFITS

Name	Plan Name (i)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
CEO/PEO-Min-Tan Yang	-	-	-	-
CFO/PFO Suang-Yi Pai	-	-	-	-
Senior Vice President Chin-Chen Huang	Old and New (i)	4	(ii)	-
(i)
Former retirement plan ("Old Plan") calculation of pension benefits is applied prior to July 1, 2005 and existing retirement plan ("New Plan") calculation of pension benefits is applied after July 1, 2005.

(ii)	The fair value of plan assets as of December 31, 2006 was $84,312.

Compensation Committee Report

As we do not have a compensation committee, the entire board of directors reviewed and discussed the Compensation Discussion and Analysis set forth above and agrees to its inclusion in this annual report on form 10-K.

Suang Yi Pai
Min Tan Yang
Chin Chen Huang
Ming Tsung Shih
Robert Theng

Director Compensation

The Company’s Bylaws provide that the Company’s directors may be paid their expenses and a fixed sum for attendance at meetings of the Board of Directors, may be paid a stated salary as a director, and no such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. Currently, each independent director is paid US$615(NT$20,000) for his attendance at each regular Board meeting.

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Ming Tsung Shih	-	-	-	-	-	$615	$615
Robert Theng	-	-	-	-	-	$615	$615

CODE OF ETHICS

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our corporate code of ethics may be obtained, without charge, upon written request to: HR Department, Mrs. Erica Lu, Kid Castle Educational Corporation, 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC, Taipei, Taiwan.

PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors requests that the shareholders ratify its selection of Brock, Schechter & Polakoff, LLP, independent auditors, to examine the consolidated financial statements of Kid Castle for the fiscal year ending December 31, 2005 and 2006. Price Waterhouse Coopers LLP examined the consolidated financial statements of the Company for the fiscal year ended December 31, 2004. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board’s selection of Brock, Schechter & Polakoff, LLP as the Company’s independent auditors for the fiscal years ending December 31, 2005, and December 31, 2006.

On August 14, 2006, the relationship of the Company with its independent registered public accounting firm, Robert G. Jeffrey, Certified Public Accountant, of Wayne, New Jersey (“Jeffrey”), was terminated by mutual agreement. Jeffrey was the Company’s accounting firm during the time when financial statements were filed on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005.

During the period from July 11, 2005, the date on which Jeffrey was retained as the independent registered public accountant for Kid Castle, through August 14, 2006 , there were no disagreements with Jeffrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Jeffrey, would have caused it to make reference thereto in its reports on the financial statements for such years. During the period that Jeffrey served as the Company’s independent accountant, he advised the Company that it should restate its financial statements for the second and third quarters of 2005, due to the discovery of the fund withdrawals by the Company’s previous CFO, Yu-En Chiu. Chiu’s withdrawals and the Company’s action with respect thereto are more fully described in the Company’s Form 8-K dated June 23, 2006. The Company agreed with Jeffery that it should restate its 2005 second and third quarter financial statements.

On July 28, 2006, we engaged Brock, Schechter & Polakoff, LLP, as our principal accountant, to audit our consolidated financial statements for the year ending December 31, 2005. During the years ended December 31, 2005 and 2004, and through July 28, 2006, neither we (nor anyone on our behalf) consulted Brock, Schechter & Polakoff regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written nor oral report was provided to us in which a conclusion reached by the new accountant was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” within the meaning of Item 304 of Regulation S-K.

Our principal accountant will be in attendance at the Annual General Meeting to be held on July 27, 2007. Subject to time restrictions, representative of Brock, Schechter & Polakoff, LLP will be available for questions on the day of the meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of Brock, Schechter & Polakoff, LLP as independent auditors of the Company.

Fees Paid to Independent Public Accountants for 2006 and 2005

Audit Fees. The total audit fees incurred for years 2005 and 2006 amounted to US$69,264 and US$136,325, respectively.

Audit-Related Fees. No audit-related fees were incurred in 2005 or 2006.

Tax Fees. The fees incurred for engaging tax advisors for years 2005 and 2006 amounted to US$13,000 for each period.

All Other Fees. None

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the appointed Auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

PROPOSAL 3. AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 SHARES TO 50,000,000 SHARES AND CREATING A CLASS OF “BLANK CHECK” PREFERRED STOCK CONSISTING OF 10,000,000 SHARES.

Our authorized capital currently consists of 25,000,000 shares of common stock. As of June 14, 2007, we had 25,000,000 shares of common stock issued and outstanding.

Pursuant to the amendment and restatement we will:

●	increase the total number of authorized shares of our common stock to 50,000,000 shares,; and
●	create a class of “blank check” preferred stock, no par value per share, consisting of 10,000,000 shares.

The text of our Amended and Restated Articles of Incorporation are attached to this information statement as Appendix A. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors of a company. As such, our Board of Directors will be entitled to authorize the creation and issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of our Board of Directors with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock.

The Increase in Authorized Common Stock

Pursuant to the Amended and Restated Articles of Incorporation, we plan to increase the number of authorized shares of our common stock to 50,000,000 shares from 25,000,000 shares.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to shareholders. Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to the shares of our common stock. All the outstanding shares of our common stock are fully paid and nonassessable.

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our shareholders, any future issuance of additional shares of common stock could affect our shareholders in a number of respects, including by diluting the voting power of the current holders of our common stock and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares of common stock or shares of preferred stock that are convertible into common stock could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution. Our Board of Directors believes that it is in the best interest of the Company and our shareholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking shareholder approval (unless required by law). The Board of Directors believes that it is in the best interests the Company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of our common stock.

The Authorization of “Blank Check” Preferred Stock

The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors of a company. As a result of the adoption of the Amended and Restated Articles of Incorporation, our Board of Directors will be entitled to authorize the creation and issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock.

The Board of Directors believes that the creation of the preferred stock is in the best interests of the Company and its shareholders and it believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other valid corporate purposes.

In approving the Amended and Restated Articles of Incorporation, the Board of Directors considered the following positive factors. The “blank check” preferred stock will provide our Board of Directors with the ability to create preferred shares without a shareholder vote and provide greater financial flexibility and speed at a lower cost, thereby increasing our ability to secure capital or close acquisitions which may benefit the growth of our Company and may help us to increase our revenues and profits. There is a considerable possibility that amending the Company’s Articles of Incorporation to provide for “blank check” preferred stock will not help increase revenues and profits. Nevertheless, the Board of Directors has given great weight to the factors of increased flexibility and speed and lower costs because of the potential benefits to our Company. For example:

•
The availability of “blank check” preferred stock will permit our Board of Directors to negotiate the precise terms of an equity instrument by simply creating a new series of preferred stock at will without incurring the costs and delay in obtaining prior shareholder approval. This may permit our Company to more effectively negotiate with, and to satisfy the financial criteria of, an investor or a transaction in a timely manner; and

•
Dividend or interest rates, conversion rates, voting rights, liquidation preferences, terms of redemption (including sinking fund provisions), redemption prices, preemptive rights, maturity dates and similar characteristics of a series of preferred stock could be determined by our Board of Directors without obtaining prior shareholder approval, thus reducing the time and costs involved in consummating a transaction.

Our Board of Directors also considered significant negative factors which weighed against the adoption of the “blank check” preferred stock. The negative implications of the authorization of “blank check” preferred stock include the following:

•	The issuance and designation of any shares of “blank check” preferred stock may result in a dilution of the voting power and equity interests in Kid Castle of our current shareholders; and

•
Any other future issuance of “blank check” preferred stock may prevent an acquisition of Kid Castle by any outsider, as well as make it more difficult for our shareholders to remove incumbent managers and directors.

Our shareholders will be solely reliant upon the business judgment of our Board of Directors regarding the various terms and conditions which may be ascribed to any series of preferred stock created in the future. Moreover, the ability to designate and issue new series of “blank check” preferred stock without shareholder action deprives shareholders of notice that such actions are being considered and of providing input in the process. The Board of Directors gave some weight to potential shareholder dilution, but determined that these factors were well outweighed by the potential benefits of flexibility, speed and cost. Notwithstanding the potential dilution to our common shareholders in voting powers and equity investments, our Board of Directors believes that if it can grow our Company’s revenues and earnings, this growth may be reflected in the trading price of our common stock and the market liquidity of the securities, both of which will benefit our public shareholders. As of June 7, 2007, the last reported trade price of our common stock as reported on the Pink Sheets was $0.20 per share. Our stock is thinly traded.

Other than the issuance of shares of preferred stock, we do not currently have any plans, commitments, arrangements or agreements, written or otherwise, to issue or designate any of the “blank check” preferred stock to be authorized by the amendment and restatement, nor can we assure our shareholders that the market price of our common stock will rise in the future.

The full text of the Amended and Restated Articles of Incorporation are attached to this Proxy Statement as Appendix A.

The Board of Directors recommends that shareholders for “FOR” approval of the Amended and Restated Articles of Incorporation.

PROPOSALS OF SHAREHOLDERS

We expect to hold our next annual meeting on or about June 30, 2008. Shareholder proposals that are (a) intended for inclusion in next year’s proxy statement or (b) to be presented at next year’s Annual Meeting without inclusion in the Company’s proxy materials, must be directed to the Corporate Secretary at the Company, 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC, Taipei, Taiwan, and must be received at the Company by 5:00 pm February 28, 2008. Any shareholder proposal for next year’s Annual Meeting submitted after 5.00 pm February 28, 2008 will not be considered filed on a timely basis with the Company. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

KID CASTLE EDUCATIONAL CORPORATION
By Order of the Board of Directors

Min Tan Yang
Chief Executive Officer and Director

Taipei, Taiwan
●, 2007

INCORPORATION BY REFERENCE AND AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The information contained in our Annual Report on Form 10-K filed with the Security and Exchange Commission on June 14, 2007 is incorporated by reference herein.

A copy of the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

[FRONT]

PROXY

FOR ANNUAL MEETING OF THE SHAREHOLDERS

KID CASTLE EDUCATIONAL CORPORATION

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Min-Tan Yang and Suang-Yi Pai (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at 9.00am (local time) on Friday July 27, 2007 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC and at any adjournments thereof.

PROPOSAL 1 - ELECTION OF DIRECTORS

FOR Election of directors:  Min-Tan Yang, Suang-Yi Pai, Chin-Chen Huang, Ming-Tsung Shih and Robert Theng

☐ WITHHOLD AUTHORITY to Vote for the following Directors: _________________________________

☐ ABSTAIN

PROPOSAL 2 - APPROVE AUDITORS

☐ FOR ☐ AGAINST ☐ ABSTAIN     Proposal to ratify the selection of Brock, Schechter & Polakoff, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and 2006.

PROPOSAL 3 - INCREASE AUTHORIZED STOCK, APPROVE BLANK CHECK PREFERRED STOCK

☐ FOR ☐ AGAINST ☐ ABSTAIN     To approve an amendment and restatement of our articles of incorporation that increases the number of authorized shares of our common stock from 25,000,000 shares to 50,000,000 shares, and creates a class of “Blank Check” preferred stock consisting of 10,000,000 shares.

OTHER MATTERS

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[REVERSE]

This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. If NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

______________________________ Signature ______________________________ Signature, if held jointly Dated: ____________________

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

APPENDIX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
KID CASTLE EDUCATIONAL CORPORATION

ARTICLE I

     The name of this corporation shall be: “Kid Castle Educational Corporation”.

ARTICLE II

     The corporation is organized for the following purposes:

     (a) To conduct any type of business which is lawful under the laws of the State of Florida.

     (b) To carry on business in the United States or elsewhere as factors, agents, commission merchants or merchants to buy, sell, manipulate and deal in, at wholesale or retail, merchandise, goods, wares, products and commodities of every sort, kind or description; to open stores, offices or agencies throughout the United States or elsewhere; to purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any persons or companies; to enter into partnership or into any arrangements for sharing profits, union interests, reciprocal concessions, or cooperate with any persons or companies; to transact any and all business lawful under the laws of the State of Florida or of the United States of America.

ARTICLE III

     (a) The total number of shares which the corporation is authorized to issue is 60,000,000, consisting of 50,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value. The common stock is subject to the rights and preferences of the preferred stock as set forth below.

     (b) The preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

ARTICLE IV

     This corporation is to exist perpetually.

ARTICLE V

     The Board of Directors of this corporation shall consist of not less than 3 members. The number may be increased or diminished from time to time, but shall not be less than 3.

ARTICLE VI

     The management and control of the business of the corporation shall be conducted under the direction of the Board of Directors by the following officers who shall be elected by the Board of Directors, to-wit: a president, one or more vice presidents, a treasurer and a secretary, and/or one or more assistant secretaries, provided that any one or more of said offices with the exception of the presidency may be held by the secretary or assistant secretary of the corporation.

     IN WITNESS, the undersigned has hereunto subscribed to and executed these Amended and Restated Articles of Incorporation on ____, 2007.

KID CASTLE EDUCATIONAL CORPORATION

By:

Min-Tan Yang
Chief Executive Officer and Director

“Map Location of Kid Castle Educational Corporation Annual Meeting of Shareholders”

To Taipei City
To JingMei
To MuZha
Silicon Valley
Sec. 3, ZhongXing Rd.
No. 4 Exit
MRT Dapinglin Station
No. 3 Exit
MinQuan Rd.
MinQuan Rd.
No. 1 Exit
No. 2 Exit
Sec. 3, Beisin Rd.